Exhibit 10.01

ACUCELA INC.

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made as of             , 2013 by and between Acucela Inc., a Washington corporation (the “Company”), and             (the “Indemnitee”).

RECITALS

A. The Company desires to attract and retain qualified directors, officers, employees and other agents, and to provide them with protection against liability and expenses incurred while acting in that capacity;

B. The Company’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) and its Bylaws (the “Bylaws”) contain provisions for indemnifying directors and officers of the Company, and the Articles of Incorporation, Bylaws and Washington Business Corporation Act (the “Statute”) contemplate that separate contracts may be entered into between the Company and its directors and officers, employees and other agents with respect to their indemnification by the Company, which contracts may provide greater protection than is afforded by the Articles of Incorporation and Bylaws;

C. The Company understands that Indemnitee has reservations about serving or continuing to serve the Company without adequate protection against personal liability arising from such service, and that it is also of critical importance to Indemnitee that adequate provision be made for advancing costs and expenses of legal defense; and

D. The Board of Directors of the Company has approved as being in the best interests of the Company, indemnity agreements substantially in the form of this Agreement for directors and officers of the Company.

NOW, THEREFORE, in order to induce Indemnitee to serve or to continue to serve as a director and/or officer of the Company, and in consideration of Indemnitee’s service to the Company, the parties agree as follows:

1. Contractual Indemnity.

(a) In addition to the indemnification provisions of the Articles of Incorporation and Bylaws of the Company, any agreement, any vote of shareholders or disinterested directors, the Statute or otherwise, the Company hereby agrees, subject to the limitations of Sections 2 and 6 hereof:

(i) to indemnify, defend and hold Indemnitee harmless to the greatest extent possible under applicable law from and against any and all losses, claims, damages (compensatory, exemplary, punitive, or otherwise), liabilities, expenses, judgments, fines, ERISA excise taxes or penalties, penalties, amounts paid in settlement and any other amounts reasonably incurred or suffered by Indemnitee (including attorneys’ fees, expert fees, disbursements, costs of attachment or similar bonds, investigations, and expenses of establishing a right to indemnification under this Agreement) in connection with any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company, to which Indemnitee is, was or at any time becomes a party or a witness, or is threatened to be made a party or a witness, by reason of the fact that Indemnitee is, was or at any time becomes a director, officer, employee or agent of the Company or is or was serving or at any time serves at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (which request will be conclusively presumed in the case of any of the foregoing that are “affiliates” of the Company as defined in Rule 12b-2 under the Securities Act of 1934, as amended) (collectively referred to hereafter as a “Claim”), whether or not arising prior to the date of this Agreement; and

(ii) to pay any and all expenses (including attorneys’ fees and other costs of investigation and defense) reasonably incurred by Indemnitee with respect to any Claim or Claims in which Indemnitee was or is made a party, or is threatened to be made a party, or is otherwise involved (including without limitation as a witness), as the same are incurred and in advance of the final disposition of any such Claim or Claims (an “Expense Advance”), upon receipt of an undertaking (which need not be secured and shall be accepted without reference to Indemnitee’s financial ability to make repayment) by or on behalf of Indemnitee to reimburse such amounts if it shall be ultimately determined by a final, unappealable decision rendered by a court having jurisdiction over the parties that Indemnitee is not entitled to be indemnified by the Company under this Agreement and is not entitled to be indemnified by the Company under the Articles of Incorporation or the Bylaws of the Company or under applicable law.

(b) The termination of any action or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that (i) Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in the best interests of the Company or (ii) with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

2. Limitations on Contractual Indemnity. Indemnitee shall not be entitled to indemnification or advancement of expenses under Section 1:

(a) if a court of competent jurisdiction having jurisdiction in the matter, by final, unappealable judgment or decree, shall determine that such indemnity is not permitted under applicable law; or

(b) on account of any suit in which final, unappealable judgment is rendered for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company in violation of the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law; or

(c) for any acts or omissions or transactions which is finally adjudged to have been intentional misconduct, a knowing violation of law or Section 23B.08.310 of the Statute or any successor provision of the Statute, or a transaction from which Indemnitee derived benefit in money, property or services to which Indemnitee is not legally entitled; or

(d) with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except (i) with respect to proceedings brought in good faith to establish or enforce a right to indemnification under this Agreement or any other statute or law or (ii) at the Company’s discretion, in specific cases if the Board of Directors of the Company has approved the initiation or bringing of such suit; or

(e) to the extent that the Indemnitee is actually indemnified and actually paid otherwise than pursuant to this Agreement; or

(f) for any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the securities laws of the United States, including but not limited to the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act.

(g) for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to Indemnitee by an insurance carrier under a policy of directors’ and officers’ liability insurance maintained by the Company; or

(h) on account of any suit brought against Indemnitee in which final, unappealable judgment is rendered for misuse or misappropriation of non-public information or otherwise involving Indemnitee’s status as an “insider” of the Company in connection with any purchase or sale by Indemnitee of securities of the Company.

3. Continuation of Contractual Indemnity. All agreements and obligations of the Company contained herein shall continue for so long as Indemnitee shall be subject to any possible action, suit, proceeding or other assertion of a Claim or Claims, notwithstanding that Indemnitee has ceased to be a director, officer, employee, trustee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise at which Indemnitee was serving at the request of the Company.

4. Expenses; Advancement Procedure. The Company shall advance all expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any Claim referenced in Section 1 hereof. Indemnitee hereby undertakes to repay such amounts advanced if, and to the extent that, if it shall be ultimately determined by a final, unappealable decision rendered by a court having jurisdiction over the parties that Indemnitee is not entitled to be indemnified by the Company as authorized hereby. The advances to be made hereunder shall be paid by the Company to Indemnitee within twenty (20) days following receipt by the Company of a written request therefor from Indemnitee.

5. Notification and Defense of Claim. If any action, suit, proceeding or other Claim is brought against Indemnitee in respect of which indemnity may be sought under this Agreement:

(a) Indemnitee will promptly notify the Company in writing of the commencement thereof, and the Company and any other indemnifying party similarly notified will be entitled to participate therein at its own expense or to assume the defense thereof and to employ counsel reasonably satisfactory to Indemnitee. Notice to the Company shall be directed to the Chief Executive Officer of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee). Notice shall be deemed received three (3) business days after the date postmarked if sent by domestic certified or registered mail, properly addressed; otherwise notice shall be deemed received when such notice shall actually be received by the Company. Indemnitee shall have the right to employ its own counsel in connection with any such Claim and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of Indemnitee unless (i) the Company shall not have assumed the defense of the Claim and employed counsel for such defense, or (ii) the named parties to any such action (including any impleaded parties) include both Indemnitee and the Company, and Indemnitee shall have reasonably concluded that joint representation is inappropriate under applicable standards of professional conduct due to an actual or potential material conflict of interest between Indemnitee and the Company, in either of which events the reasonable fees and expenses of such counsel to the Indemnitee shall be borne by the Company upon receipt by the Company of the undertaking referred to in subparagraph (b) of Section 1. However, in no event will the Company be obligated to pay the fees or expenses of more than one firm of attorneys representing Indemnitee and any other agents of the Company in connection with any one Claim or separate but substantially similar or related Claims in the same jurisdiction arising out of the same general allegations or circumstances.

(b) The Company shall not be liable to indemnify Indemnitee for any amounts paid in settlement of any Claim effected without the Company’s written consent, and the Company shall not settle any Claim in a manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent; provided, however, that neither the Company nor Indemnitee will unreasonably withhold its consent to any proposed settlement and; provided further, that if a claim is settled by the Indemnitee with the Company’s written consent, or if there be a final judgment or decree for the plaintiff in connection with the Claim by a court of competent jurisdiction, the Company shall indemnify and hold harmless Indemnitee from and against any and all losses, costs, expenses and liabilities incurred by reason of such settlement or judgment.

(c) Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

(d) Any indemnification provided for in Section 1 shall be made no later than forty-five (45) days after receipt of the written request of Indemnitee. If a Claim under this Agreement, under any statute, or under any provision of the Articles of Incorporation or Bylaws providing for indemnification, is not paid in full by the Company within forty-five (45) days, or any advance of expenses pursuant to Section 5 is not paid in full by the Company within twenty (20) days, after a written request for payment thereof has first been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the Claim (an “Enforcement Action”) and, subject to Sections 2 and 12 of this Agreement, Indemnitee shall also be entitled to be reimbursed for the expenses (including attorneys’ fees) of bringing such action. It shall be a defense to any such Enforcement Action (other than an Enforcement Action brought to enforce a claim for expenses incurred in connection with any action or proceeding or other Claim in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed but the burden of proving such defense shall be on the Company, and Indemnitee shall be entitled to receive interim payments of expenses pursuant to Section 5 unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. It is the parties’ intention that if the Company contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification shall be for the court to decide, and neither the failure of the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its shareholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its shareholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

(e) If, at the time of the receipt of a notice of a Claim, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

6. Scope. Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify the Indemnitee against any Claim to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Articles of Incorporation, the Bylaws or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute or rule which expands the right of a Washington corporation to indemnify a member of its board of directors, an officer or other corporate agent, such changes shall be, ipso facto, within the purview of Indemnitee’s rights and Company’s obligations, under this Agreement. In the event of any change in any applicable law, statute, or rule which narrows the right of a Washington corporation to indemnify a member of its Board of Directors, an officer, or other corporate agent, such changes, to the extent not otherwise required by applicable law to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

7. Partial Indemnification; Contribution.

(a) If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by him in the investigation, defense, appeal or settlement of any civil or criminal action or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

(b) To the fullest extent permissible under applicable law, if the indemnification and hold harmless rights provided for in this Agreement are unavailable to Indemnitee in whole or in part for any reason whatsoever, the Company, in lieu of indemnifying and holding harmless Indemnitee, shall pay, in the first instance, the entire amount actually and reasonably incurred by

Indemnitee, whether for judgments, liabilities, fines, penalties, amounts paid or to be paid in settlement and/or for expenses, in connection with any action, arbitration action, suit or proceeding without requiring Indemnitee to contribute to such payment in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the events and transaction giving cause to such proceeding and (ii) the relative fault of the Company (and its directors, officers, employees and agents), on the one hand, and Indemnitee, on the other hand, in connection with such events and transactions, and the Company hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee. The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Company, other than Indemnitee, who may be jointly liable with Indemnitee.

8. Insurance. Although the Company may from time to time maintain insurance for the purpose of indemnifying Indemnitee and other agents of the Company against personal liability, including costs of legal defense, nothing in this Agreement shall obligate the Company to do so. In the event that the Company obtains a director and officer liability insurance policy, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if Indemnitee is a director; or of the Company’s officers, if Indemnitee is not a director of the Company but is an officer; or of the Company’s key employees, if Indemnitee is not an officer or director but is a key employee.

9. No Restrictions. The rights and remedies of Indemnitee under this Agreement shall not be deemed to exclude or impair any other rights or remedies to which Indemnitee may be entitled under the Articles of Incorporation or Bylaws, or under any other agreement, provision of law or otherwise, nor shall anything contained herein restrict the right of the Company to indemnify Indemnitee in any proper case even though not specifically provided for in this Agreement, nor shall anything contained herein restrict Indemnitee’s right to contribution as may be available under applicable law.

10. Severability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

11. Attorneys’ Fees. In the event of any litigation or other action or proceeding to enforce or interpret this Agreement, the prevailing party as determined by the court shall be entitled to an award of its reasonable attorneys’ fees and other costs, in addition to such relief as may be awarded by a court or other tribunal.

12. Further Assurances. The parties will do, execute and deliver, or will cause to be done, executed and delivered, all such further acts, documents and things as may be reasonably required for the purpose of giving effect to this Agreement and the transactions contemplated hereby.

13. Acknowledgment.

(a) The Company expressly acknowledges that it has entered into this Agreement and assumed the obligations imposed on the Company hereunder in order to induce Indemnitee to serve or to continue to serve as an agent of the Company, and acknowledges that Indemnitee is relying on this Agreement in serving or continuing to serve in such capacity.

(b) The Company and Indemnitee acknowledge that, in certain instances, federal law or public policy may override applicable state law and prohibit the Company from indemnifying Indemnitee under this Agreement or otherwise. For example, the Company and Indemnitee acknowledge that the Securities and Exchange Commission has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Furthermore, Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

14. Construction of Certain Phrases.

(a) Company: For purposes of this Agreement, references to the “Company” shall also include, in addition to the resulting corporation in any consolidation or merger to which the Company is a party, any constituent corporation (including any constituent of a constituent) absorbed in consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(b) Benefit Plans: References to “fines” contained in this Agreement shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.

15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

16. Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and received by the party addressee, on the date of such receipt, or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

17. Entire Agreement; Enforcement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

18. Governing Law; Binding Effect; Amendment.

(a) This Agreement shall be interpreted and enforced in accordance with the laws of the state of Washington applicable to contracts entered into in Washington.

(b) This Agreement shall be binding upon Indemnitee and the Company, their successors and assigns, and shall inure to the benefit of Indemnitee, his or her heirs, personal representatives and assigns and to the benefit of the Company, its successors and assigns.

(c) No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

(remainder of page intentionally left blank)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ACUCELA INC.

By:
Name:	Ryo Kubota, M.D., Ph.D.
Its:	President

INDEMNITEE

[Name]

(signature)

Address: